As filed with the Securities and Exchange Commission on May 7, 2007

Registration No. 333-62549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Natrol, Inc.

(Exact Name of Registrant as Specified in Its Charter)

21411 Prairie Street

Chatsworth, California 91311

 (Address of Principal Executive Offices) (Zip Code)

Natrol, Inc. 1998 Employee Stock Purchase Plan

(Full Title of the Plan)

Steven Spitz

Vice President and General Counsel

Natrol, Inc.

21411 Prairie Street

Chatsworth, California 91311

(Name and Address of Agent for Service)

(818) 739-6000

 Telephone Number, Including Area Code, of Agent For Service.

Explanatory Note

Natrol, Inc. (the “Company) registered a total of 225,000 shares of its common stock (the “Shares”), reserved for issuance under the Natrol, Inc. 1998 Employee Stock Purchase Plan (the “ESPP”) pursuant to its Registration Statement on Form S-8 (File No. 333-62549) filed with the SEC on August 31, 1998.  The Company sold an aggregate of 223,950 Shares under the ESPP.  The Company is seeking to deregister 1,050 Shares under the ESPP that have not been issued or sold because the Company terminated the ESPP effective upon the close of the offering period ending December 31, 2006.  By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration an aggregate of 1,050 Shares that were not sold, as described above.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Shares which remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on May 7, 2007.

NATROL, INC.

By:	/s/ Dennis R. Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer, and
Executive Vice President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Natrol, Inc. (the “Company”), hereby severally constitute and appoint Dennis R. Jolicoeur and Steven Spitz, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Post-Effective Amendment No. 1 to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title(s)	Date

/s/ Wayne M. Bos	President and Chief Executive Officer and	May 7, 2007
Wayne M. Bos	Director (Principal Executive Officer)

/s/ Dennis R. Jolicoeur	Chief Financial Officer, Treasurer and	May 7, 2007
Dennis R. Jolicoeur	Executive Vice President (Principal Financial
and Accounting Officer)

/s/ Elliott Balbert	Executive Chairman of the Board of Directors	May 7, 2007
Elliott Balbert

/s/ Dennis W. DeConcini	Director	May 7, 2007
Dennis W. DeConcini

/s/ Thomas L. Doorley, III	Director	May 7, 2007
Thomas L. Doorley, III

/s/ Joel A. Katz	Director	May 7, 2007
Joel A. Katz

/s/ James R. Peters	Director	May 7, 2007
James R. Peters

/s/ Ralph R. Simon	Director	May 7, 2007
Ralph R. Simon

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